UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2011

SKY PETROLEUM, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-99455	32-0027992
(Commission File Number)	(IRS Employer Identification No.)

401 CONGRESS AVENUE, SUITE 1540, AUSTIN, TEXAS, 78701
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (512) 687-3427

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers

On August 7, 2011, Jabor Bin Yousef Bin Jassim Al Thani (“Jabor”) resigned as a member of the Board of Directors of Sky Petroleum.  Jabor was a member of the Board of Directors, appointed on October 6, 2010.  Jabor stated in his resignation letter that he was resigning because he disagreed with the conduct of three directors, who comprise a majority of the Board of Directors of Sky Petroleum, Karim Jobanputra, Robert P. Curt and Michael Noonan.  Jabor alleged malfeasance, acts and omissions, violations of law and aiding and abetting in failure to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Regulation FD violations.  Attached hereto as Exhibit 99.1 is written correspondence furnished to Sky Petroleum in accordance with Item 5.02(a) (2).

On or about July 21, 2011, Jabor requested that members of the Board of Directors take actions, including re-engaging Orsett Ventures Inc. (“Orsett”) as a consultant; naming Oliver Whittle, a member of the Board of Directors, as CEO of Sky Petroleum (Albania), Inc., Sky Petroleum’s subsidiary and registered branch in Albania; appointing a representative of Orsett as a member of the Board of Directors of Sky Petroleum, Inc.; provide the AKBN Bank Guarantee (defined below) and present the Preliminary Work Program (defined below).  Mr. Whittle backed these demands.  These demands were followed by demands to terminate Sky Petroleum’s consulting arrangement with our Albanian consultants and terminate the appointment of Argon Xhavo as Vice-President Albania and Co-head Geologist of Sky Petroleum (Albania) Inc.  Orsett proposed an Albanian national as a nominee to the Board of Directors and members of the Board of Directors were considering his credentials and conducting due diligence.  Jabor restated these demands to the Board of Directors on August 3, 2011.  As of August 7, 2011, the Board of Directors was considering but had not met Jabor and Mr. Whittle’s demands.  Jabor resigned on August 7, 2011.

For reference, Orsett and its affiliates, agents and representatives, are subject to ongoing obligations of confidentiality and covenants of non-compete and non-interference under the terms of the Consulting Agreement between Sky Petroleum and Orsett dated March 18, 2010, as amended (“Orsett Agreement”).  Notwithstanding the expiration of the Orsett Agreement on April 30, 2011, under Section 9 of the Consulting Agreement, Orsett and its affiliates, agents and representatives, are subject to confidentiality undertakings for a period of three years following the expiration of the term.  In addition, under Section 4.4 of the Orsett Agreement, Orsett and its affiliates, agents and representatives have agreed not to circumvent any opportunities of Sky Petroleum.

In addition, Jabor alleged that Mr. Jobanputra misrepresented Jabor’s family’s role in the ownership in shares of Sky Petroleum shares prior to 2008.  On September 20, 2005, Sky Petroleum reported the issuance of 3,055,556 shares of Series A Preferred Stock for proceeds of approximately $11,000,000.  On October 12, 2005, Sky Petroleum filed an amendment to its Form SB-2 reporting that Sheikh Hamad Bin Jassen Bin Jaber Al Thani beneficially owned the Series A Preferred Stock.  The Series A Preferred Stock was issued to Sheikh Hamad Bin Jassen Bin Jaber Al Thani under a purchase agreement and Sky Petroleum disclosed the beneficial ownership in accordance with Item 403 of Regulation S-K.

Management disagrees with the allegations by Jabor.  Mr. Jobanputra, Mr. Curt and Mr. Noonan believe that they have acted reasonably and prudently in exercising reasonable business judgment with respect to their duties as officers and directors of Sky Petroleum.  Each has always acted in the best interests of Sky Petroleum and its shareholders.  Mr. Jobanputra, Mr. Curt and Mr. Noonan were assessing and considering the demands of Jabor and Mr. Whittle and potential influences by third parties, including Orsett and its principals, in making such demands.  Mr. Jobanputra, Mr. Curt and Mr. Noonan are determined to make decisions based on the best interests of Sky Petroleum and its shareholders.  In evaluating and considering the demands, each member of the Board of Directors was requested to consider, among other things, (a) the past dealings between Sky Petroleum and Orsett, in which Orsett made repeated demands to amend a prior consulting agreement to increase compensation payable to Orsett and issue stock providing Orsett significant control over Sky Petroleum; (b) indications that Orsett and its affiliates were improperly attempting to interfere with Sky Petroleum’s business and relationship with the National Agency of Natural Resources of Albania (“AKBN”); (c) information that Orsett was gaining access to confidential information of Sky Petroleum and breaching the confidentiality and non-circumvention covenants under its consulting agreement; (d) information that Orsett was attempting to improperly influence AKBN; (e) the credentials of Orsett’s nominee to the Board of Directors and (f) advice from Albanian legal counsel on the legal effect of the AKBN July 22nd Letter.  No formal decision had been made with respect to Jabor and Mr. Whittle’s demands.

In an effort to address concerns related to Orsett and AKBN, management engaged legal counsel in Albania and Sky Petroleum (Albania) Inc., our registered branch in Albania, appointed experienced personnel to assist with establishing our Albanian operations.  We were advised by legal counsel that the July 22nd letter from AKBN was improper and did not serve as legal notice of termination.  Furthermore, Article 24.2(a) of the PSC provides Sky Petroleum 120 days to remedy material defaults and avoid termination of the PSC.  Management of Sky Petroleum has provided a remedy and has the PSC is in good standing.  Management also intends to address interference in its business by outside parties, including Orsett.

Jabor’s allegations that Sky Petroleum failed to file a Form 8-K to report the termination of the PSC is without merit.  Form 8-K has specific requirements requiring the disclosure of a termination of a material agreement under Item 1.02 of Form 8-K, which requires disclosure if a material agreement “is terminated.”  The PSC has not been terminated.  Jabor’s claims with respect to violations of Regulation FD echo those allegations made by counsel to Orsett and were addressed in the response letter by our legal counsel.  As outlined in Item 5.02, Orsett and its affiliates are subject to duties of confidentiality.  Communications with those subject to a duty of confidentiality are not disclosable under Regulation FD.  Management is not aware that any authorized person acting on behalf of Sky Petroleum has made public disclosure of confidential non-public information to persons not otherwise subject to a duty of confidentiality.  We assume that an inadvertent, non-intentional disclosure may have occurred and Sky Petroleum has promptly filed Regulation FD disclosure in this Form 8-K.

The Board of Directors discussed the timing of shareholder meetings and director meetings, and has been in regular communication.

Management believes that the allegations set forth in Jabor’s resignation letter are without merit.

Item 8.01.  Other Events

On June 24, 2010, Sky Petroleum, Inc., the Registrant, entered into a Production Sharing Contract (“PSC”) with the Ministry of Economy, Trade and Energy of Albania, acting through the National Agency of Natural Resources of Albania (“AKBN”). An official copy of the document evidencing approval by the Council of Ministers of the Republic of Albania of the PSC was published in the Fletoren Zyrtare on December 17, 2010, and the PSC became effective ten working days thereafter on January 3, 2011 (the “Effective Date”). The PSC grants Sky Petroleum exclusive rights to three exploration blocks (Block Four, Block Five and Block Dumre) in the Republic of Albania.

Under the terms of the PSC, Sky Petroleum was obligated to, among other things, (a) establish an office in Albania (established), (b) pay a signing bonus of $50,000 (paid); (c) prepare an exploration work program and budget (completed), (c) designate three members to a six member Exploration Advisory Committee, (d) provide AKBN with a bank guarantee for $1,500,000 to guarantee expenditures during the first exploration period within 90 days of the Effective Date (the “AKBN Bank Guarantee”) (provided) and (e) commence performance of a minimum work program (commenced).

Since June 24, 2010, the Ministry of Economy, Trade and Energy of Albania and AKBN has been subject to multiple transitions in leadership.  Since June 24, each of Mr. Dritan Prifti, Mr. Ilir Meta and Mr. Nasip Naco have served as the Minister of the Ministry of Economy, Trade and Energy of Albania, and AKBN has had several Executive Directors, including Mr. Taulant Musabelliu, Mr. Gjergj Thomai and Mr. Besjan Pasha.

Since the ratification of the PSC, Sky Petroleum has worked diligently on satisfying its obligations, including establishing an office in Tirana, Albania, hiring experienced personnel in Albania, developing an exploration work program and seeking capital to fund its operations.  During this time, Sky Petroleum has patiently sought guidance from AKBN on the nature, scope and timing of deliverables through several meetings and exchanges with AKBN officials.  Based on those meetings and exchanges, Sky Petroleum had understandings with respect to timing of deliverables under the PSC, which have been inconsistent over the course of dealing.  By way of example, Sastaro Limited, Sky Petroleum’s wholly-owned subsidiary (“Sastaro”), was prepared to deliver a bank guarantee to AKBN under the terms of the PSC several months ago and Sky Petroleum delivered AKBN drafts of the guarantee for approval.  Sastaro is Sky Petroleum’s banking subsidiary and has paid funds to AKBN under the PSC.  AKBN informed Sky Petroleum that a guarantee issued on behalf of Sastaro was unacceptable.  Sky Petroleum attempted to resolve this inconsistency with AKBN before finally resorting to restructuring its banking and internal funds arrangements in an effort to deliver the bank guarantee.  Due to the complexity of international banking regulations, this presented several obstacles and delays in procuring commitments for the bank guarantee.

Shortly after Mr. Pasha was appointed as Executive Director of AKBN on June 27, 2011, management of Sky Petroleum established a dialogue with Mr. Pasha’s administration in order to build a working relationship with his office during his transition. On July 15, 2011, Sky Petroleum management met with Mr. Pasha and members of AKBN to discuss Sky Petroleum’s undertakings and commitments under the PSC.  In the meeting, Sky Petroleum outlined its course of dealing with Mr. Pasha’s predecessor, Mr. Thomai, and its understandings with AKBN in respect to timing of deliverables under the PSC.  After the meeting, AKBN delivered a letter dated July 15, 2011, informing Sky Petroleum that AKBN required the bank guarantee on July 22, 2011, and a presentation to the Exploration Advisory Committee to outline a preliminary work program (the “Preliminary Work Program”).  The timing outlined in Mr. Pasha’s July 15th letter was made without consultation with Sky Petroleum and was inconsistent with Sky Petroleum’s prior agreements with AKBN, to which Sky Petroleum objected.

On July 22, 2011, Sky Petroleum received a fax from AKBN (the “AKBN July 22nd Fax”) that improperly cancelled the July 25, 2011 planning presentation and improperly stated that AKBN intended to take the necessary steps to terminate the PSC based on Article 24.2(a), citing Sky Petroleum’s failure to deliver the bank guarantee by the July 22, 2011 deadline set out in AKBN’s July 15th letter.  Sky Petroleum responded to the AKBN July 22nd Fax with a letter dated July 22, 2011 that objected to AKBN’s cancellation of the July 22nd meeting, set out facts supporting its objection to AKBN’s letter and proposed that AKBN withdraw its mandate to termination the PSC.  Sky Petroleum requested a meeting with AKBN to discuss the terms under which Sky Petroleum will deliver the bank guarantee and the proposed work program.  A meeting scheduled for July 27, 2011 was cancelled by Sky Petroleum due to a family emergency.  AKBN has not responded to Sky Petroleum’s July 22nd letter.

Sky Petroleum engaged legal counsel in Albania to evaluate the effect of the AKBN July 22nd Fax.  Consultants and counsel in Albania advised Sky Petroleum that the AKBN July 22nd Fax was not properly approved and did not constitute appropriate notice under the PSC or AKBN protocol.  Under the terms of Section 24.2(a) of the PSC, Sky Petroleum has 120 days to remedy any alleged breach of the PSC.  Based on its course of dealing and understandings with AKBN, Sky Petroleum does not believe it is in material breach of any of its obligations under the PSC.   On August 10, 2011 Sky Petroleum management met with AKBN to resolve the concerns of AKBN related to the PSC.  Also at the August 10, 2011 meeting Sky Petroleum delivered the bank guarantee to AKBN in the form of a letter of credit from Texas Citizens Bank, N.A.

Any disputes under the PSC are subject to international arbitration.  Sky Petroleum intends to vigorously defend its rights under the PSC.

The foregoing description of the PSC is qualified in its entirety by the copy of PSC, which previously filed as Exhibit 10.9 to the Form 10-Q for the quarter ended June 30, 2010, filed with the Securities and Exchange Commission on August 13, 2010.

Item 9.01.  Financial Statements and Exhibits

Exhibit 99.1        written correspondence furnished to Sky Petroleum in accordance with Item 5.02(a)(2) of Form 8-K.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKY PETROLEUM, INC.
(Registrant)

Dated:	August 11, 2011	By:	/s/ Michael D. Noonan
Michael D. Noonan
VP Corporate

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